STOCK SALES AGREEMENT

        This Stock Sales Agreement is made this 29nd day of May 2001, by and between Royal Financial Corporation, a Nevada Corporation ("RFC") and TEPI, LLC, A Nevada Limited Liability Company ("TEPI").

        WHEREAS, RFC desires to sell all of its 100% owned subsidiaries stock in Walden Woods of Sugarmill, Inc., a Florida Corporation ("WWS") in which RFC owns 100 shares, and the stock in Royal Mortgage Corporation, a Nevada Corporation ("RMC"), in which RFC owns 1,000 shares.

        WHEREAS, TEPI desires to acquire all (100%) of the issued and outstanding shares that RFC owns in RMC and acquire all (100%) of the issued and outstanding shares that RFC owns in WWS.

        NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:


                                ARTICLE 1
                           SALE OF SECURITIES

1.1 Purchase of Shares. Subject to all of the terms and conditions of this Agreement, RFC agrees to sell 100 shares of the common stock, which represents 100% of the issued and outstanding shares, in WWS as well as 1,000 shares of the common stock, which represents 100% of the issued and outstanding shares, in RMC to TEPI which will issue a $500,000 promissory note to RFC as consideration for the purchase by TEPI for RMC and WWS. TEPI shall place nor cause or allowed to be placed any other incumberance on the property as described in Schedule 1. TEPI will not place , allow to be placed, or cause to be placed an any lien or incuberence on the shares of common stock of either WWS or RMC while the $500,000 note attached hereto is unpaid. The common stock in both RMC and WWS will be issued directly to TEPI. The sale of RFC's stock in RMC and WWS and TEPI'S promissory note to RFC dated concurrent with closing of this transaction as evidenced by the signatures and dates below.

1.2 Promissory Note. TEPI will issue a $500,000 promissory note payable to RFC with an 8% simple annual interest which will be due and payable on or before November 30, 2001from the date of the promissory note. This note shall be secured by real property located in Charlotte County, Florida which
comprises approximately 110 acres of "raw" land.   See Schedule 1.


                                ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF RFC

RFC represents and warrants to TEPI that:

2.1 Organization. RFC is a corporation duly organized, valid existing, and in good standing under the laws of Nevada, has all necessary corporate powers to carry on business.

2.2 Ownership in RMC and WWS. RFC warrants that it is the sole shareholder in RMC and WWS. RFC warrants that it owns 1,000 shares in RMC and 100 shares in WWS.

2.3 Directors and Officers. Schedule 2 contains the name and titles of all directors and officers of RFC as of the date of this Agreement.

2.4 Financial Statements, Books, and Records. RFC shall deliver as of the date of closing on May 22, 2001, all tax returns, books, records and accounting information necessary to continue all reporting to regulatory authorities at the end of both RMC's and WWS's fiscal yearend, which is August
31. TEPI shall be responsible for all federal, state and local tax returns required by law for the year ended August 31, 2001 and all years going forward.

2.5 Authority. RFC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of RFC has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of RFC, the performance of the obligations of RFC under this Agreement and the consummation by RFC of the transactions contemplated under this Agreement. No other corporate proceedings on the part of RFC are necessary to authorize the execution and delivery of this Agreement by RFC and the performance of its obligations under this Agreement. This Agreement is and will be, when executed and delivered by RFC, a valid and binding agreement of RFC, enforceable against RFC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and other similar laws relating to creditor rights generally.

2.6 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by RFC of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will: (a) violate any provision of RFC's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of RFC, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which RFC is bound;
(d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of RFC; or (e) to best of RFC's knowledge violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which RFC is bound or subject.

2.7 Validity of RMC and WWS Shares. The shares of RMC and WWS Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.8 Full Disclosure. None of the representations and warranties made by RFC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by RFC, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

2.9 Consents and Approvals. No consent, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by RFC in connection with; (a) the execution and delivery by RFC of its obligations under this Agreement; (b) the performance by RFC of its obligations under this Agreement; (c) the consummation by RFC of the transactions contemplated by this Agreement.

                                ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF TEPI

TEPI hereby represents and warrants to RFC that:

3.1 Organization. TEPI is a limited liability company duly organized, validly existing, and in good standing under the laws of Nevada, has all the necessary powers to own its assets and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

3.2 Managing Members. Schedule 3 contains the names and titles of the managing members of TEPI as of the date of this Agreement.

3.3 Authority. TEPI has full corporate power and authority to enter into this Agreement. The managing members of TEPI have taken all action required to authorize the execution and delivery of this Agreement by or on behalf of TEPI and the performance of the obligations of TEPI under this Agreement. No other proceedings on the part of TEPI are necessary to authorize the execution and delivery of this Agreement by TEPI in the performance of its obligations under this Agreement. This Agreement is and will be, when executed and delivered by TEPI, a valid and binding agreement of TEPI, enforceable against TEPI in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

3.4 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by TEPI of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will: (a) materially violate any provision of TEPI's articles of Limited Liability Company or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of TEPI, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which TEPI is bound; (d) violate any material statue law or any judgment, decree, order, regulation or rule of any court or governmental authority to which TEPI is bound or subject.

3.5 Full Disclosure. None of the representations and warranties made by TEPI herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by TEPI, or on its behalf, contains or will contain any untrue statement of material fact or omits or will omit any material fact required to made any representation or warranty not misleading. In addition, the current officers and directors of RMC and WWS are the same persons who are managing members at TEPI. Due to a recent change in control at RFC, the officers and directors or RMC and WWS were not changed as of the date of this Agreement and closing.

3.6 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by TEPI in connection with: (a) the execution and delivery by TEPI of this Agreement; (b) the performance by TEPI of its obligations under this Agreement; or (c) the consummation by TEPI of the transactions contemplated under this Agreement.

                                ARTICLE 4
                                 CLOSING

4.1 Closing. The closing of this transaction shall be held at the current offices of RMC and WWS, 2000 E. Lamar Blvd, Suite 290, Arlington, Texas 76006 or such other place as shall be mutually agreed upon, and the date of closing shall be May 30, 2001. At the closing:

  a. RFC shall deliver the stock certificate(s) representing the shares of RMC and WWS held by RFC to TEPI.

  b. TEPI shall receive the certificate(s) representing the number of shares of RMC and WWS held by RFC.

  c. TEPI shall deliver the $500,000 promissory note to RFC.

  d. RFC shall deliver all documents, financial records, minutes, tax returns, etc. to TEPI.


                                ARTICLE 5
                              MISCELLANEOUS

5.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

5.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged, and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provision, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

5.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof. In the event the Closing does not take place on or before May 22, 2001, the Closing may be extended only at the sole discretion of TEPI.

5.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

5.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

5.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the day following depositing any notice with a recognized courier service for delivery or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly address as follows:


       TEPI:
       TEPI, LLC
       Attn.: Mark Teinert
       8550 Meadowbrook Drive
       Fort Worth, Texas 76120
       817-861-4000


       RFC:
       Royal Financial Corporation
       Attn.: Michel Attias
       245 Citation Circle
       Corona, CA  92880
       909-735-2682


5.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

5.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

5.10 Announcements. RFC and TEPI will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

5.11 Schedules. As of the execution hereof, the parties hereto have provided each other with the Schedules provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Schedule shall be immediately disclosed to the other party.

5.12 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
The closing date of this transaction shall be the later date of the signatures confirming acceptance and approval below.


AGREED TO AND ACCEPTED as of the date first above written.

ROYAL FINANCIAL CORPORATION                     TEPI, LLC


By  /s/ Michel Attias                   By  /s/ Mark Teinert
        -------------                           ------------
        Michel Attias, President                Mark Teinert, Managing Member


                                SCHEDULE 1

                         SECURED PROMISSORY NOTE
                                $500,000
                          DUE NOVEMBER 22, 2001

FOR VALUE RECEIVED, TEPI, LLC, a Nevada Limited Liability Company ("Maker"), hereby promises to pay to the order of ROYAL FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Nevada ("Payee"), at payee's principal address located at 245 Citation Circle, Corona, CA 92880 or such other place or places as the payee may hereafter direct from time to time, in lawful money of the United States and in immediately available funds, the principal sum of Five Hundred Thousand dollars and no cents ($500,000). This Secured Promissory Note ("Note") shall accrue simple interest at the rate of eight percent (8%) per annum.

Principal and interest due and payable in respect of this Note shall be paid at maturity on November 30, 2001 (the "Maturity Date"). This Note is secured by real property situated in Charlotte County, Florida as set forth below:

The Maker shall have the right, in its sole discretion, at any time and from time to time during the term of this Note (the "Term"), to prepay this Note in whole or part without penalty or premium, provided, that in the event Maker elects to make any such prepayment it shall also pay at such time the full amount of any previously accrued but unpaid interest to and including the date of such prepayment

SECURITY FOR THIS NOTE

Maker hereby pledges its full ownership in the real property situated in Charlotte County, Florida which comprises approximately 110 acres of "raw" land located near exit 28 on I75 in Charlotte County, Florida. The payee is aware of this asset and location.

The occurrence of either of the following will specify an Event of Default (each herein called an "Event of Default"):

(i) Representations and Warranties: Any material written representation, warranty or statement made by the Maker and delivered to the Payee in connection with the issuance of this Note or in the Security Agreement shall be materially breached or shall prove to be untrue in any material respect on the date as of which such statement was made; or

(ii) Insolvency. The Maker shall suspend or discontinue its business, or make an assignment for the benefit of creditors or a composition with creditors, shall file a petition in bankruptcy, shall be adjudicated insolvent, or bankrupt, shall petition or apply to any tribunal for the appointment of any custodian, receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings relating to it under any applicable bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Maker any such proceeding which shall remain undismissed or unstayed for a period of ninety (90) days or more, or any such order, judgement or decree shall be entered, or the Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any such custodian, receiver, liquidator or trustee; or the Maker shall take any action for the purpose of effecting any of the foregoing, then, and in any such event, and at any time thereafter if any Event of Default shall be continuing, the Payee may, by written notice to the Maker, declare the entire principal of this Note, and any accrued but unpaid interest in respect thereof, to be forthwith due and payable. The Maker hereby expressly waives presentment, demand, protest or other notice of any kind.

This Note is not assignable and shall inure only to the benefit of the Payee and its successors. The obligations of the Maker arising hereunder shall become the obligations of any successor thereof, whether by contract or by operation of law, provided that this Note may not be assigned by Maker, by contract or by operation of law, without the prior written consent of the Payee, which may be given or withheld in its sole discretion.

        This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada applicable to the enforcement and operation of such instruments in the State, and without giving effect to the principles of conflicts of laws which may be applied thereby. Any action brought under or in respect of this Note shall be brought only in a court of competent jurisdiction sitting in the County of Clark, State of Nevada. If any suit or other proceeding shall be instituted with respect to this Note, the prevailing party shall, in addition to such other relief as the court may award, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation.

        IN WITNESS WHEREOF, the Maker hereby sets its hand and seal as of the date and year first above written.

THE MAKER:                                        ATTEST:

/s/ Mark J. Teinert                           /s/ Diane Yates
-------------------                               -----------
TEPI, LLC by its                                  Diane Yates
Managing Member, Mark J. Teinert



                                SCHEDULE 2

                       ROYAL FINANCIAL CORPORATION

2.3 The officers and directors of RFC are as follows:

NAME                            POSITION
--------------                  ---------------------------------
Michel Attias                   President, Secretary and Director
Alex Mardikian                  Treasurer and Director
Sheri Durst                     Director



                                SCHEDULE 3

                                TEPI, LLC

3.2 The Managing Members of TEPI are as follows:

NAME                            POSITION
------------------              ---------------
Mark J. Teinert                 Managing Member
Michael J. Pilgrim              Managing Member



                                MORTGAGE DEED

THIS BALLOON MORTGAGE AND THE FINAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $500,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.


                                THIS INDENTURE

Made on May 30, 2001

BETWEEN Royal Mortgage Corporation called the Mortgagor and Royal Financial Corporation called the Mortgagee.

WITNESSETH, That the said Mortgagor, for good and valuable consideration the receipt whereof is hereby acknowledged, do grant, bargain, and sell to the said Mortgagee, its successors and assigns forever, the following described land, situate, lying and being in the County of Charlotte, State of Florida, to wit:

See attached description of raw land-no buildings or structures exist
And the rents, issues and profits thereof, and the said Mortgagor does hereby fully warrant the title to said land, and will defend the same against the lawful claims of all persons whomsoever.

PROVIDED ALWAYS, That if said Mortgagor, legal representatives or assigns, shall pay the said Mortagagee, its legal representatives or assigns, pursuant to the terms of a certain Note dated May 30, 2001 in the amount of $500,000.00, together with interest provided in the Note, and shall perform and comply with each and every stipulation, agreement and covenant of said Note and of this Mortgage, then this Mortgage and the estate hereby created shall be void.

Mortgagor covenants to pay the interest and principal promptly when due and to pay the taxes and assessments on said property. Mortgagor further covenants that upon the sale or transfer of title to the property that said Mortgagor shall pay Mortgagee the sums owed in the amount of $500,000.00 and any accrued interest.

Should any of the above covenants be broken, then the said Note and all moneys secured hereby shall, without demand, if the mortgagee, its legal representatives or assigns, so elect, at once become due and payable and the Mortgage be foreclosed, and all costs and expenses of collection of said moneys include a reasonable fee for the Mortgagee's attorney, shall be paid by the Mortgagor, and the same are hereby secured.

IN WITNESS WHEREOF, The said Mortgagor hereunto set its hand and seal the day and year above written.

Signed, sealed and delivered in our presence:


/s/ Patricia M. Petrin                      /s/ Michael J. Pilgrim
    ------------------                          ------------------
    Patricia M. Petrin                          Michael J. Pilgrim, President
    Witness                                     Royal Mortgage Corporation


STATE OF FLORIDA
COUNTY OF CHARLOTTE
The foregoing instrument was acknowledged before me this 8th day of June, 2001 by Michael J. Pilgrim who personally known to me or who produced Fl. Dr. Lic. P426-550-53-186-0 as identification.

/s/
    ----------------
    Notary Signature


DESCRIPTION

The Easterly 461.90 feet of the East 1/2 of the Southeast 1/4 of Section 22, Township 41 South, Range 23 East, Charlotte County, Florida, lying Southerly of the meandering centerline of Alligator Creek.

TOGETHER WITH non-exclusive easements for Ingress and Egress purposes over the following described parcels of land:

The South 20 feet of the East half of the Southeast quarter of Section 22, Township 41 South, Range 23 East, Charlotte County, Florida, lying Southerly of the meandering centerline of Alligator Creek, less and except the Easterly
461.90 feet thereof, as recorded in O.R. Book 654, Page 1937, Public Records of Charlotte County, Florida; AND

East 20 feet of the West half of the Northeast quarter of the Northeast quarter, Section 27, Township 41 South, Range 23 East, lying North of the right-of-way of Interstate 75 as shown on State of Florida Department of Transportation right-of-way map State Project 01075-2402, Charlotte County, Florida, as recorded in O.R. Book 654, Page 1948 and O.R. Book 658, Page 12; AND

A portion of Sections 26 and 27, Township 41 South, Range 23 East, Charlotte County, Florida, being more particularly described as follows:

Commencing at the Northwest corner of the East 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 27; thence South 02 degrees 23'06" West along the West line of the East 1/2 of the Northeast 1/4 of the Northeast 1/4 of said Section 27, a distance of 1,012.17 feet to the Point of Beginning of this description, said point being on the Northeasterly Right-of-Way Line of Interstate 75, as shown on State of Florida Department of Transportation Maps, State Project No. 01075-2002; thence South 44 degrees 85'21" East, along said Right-of-Way Line, a distance of 216.33 feet to the point of intersection of said Right-of-Way Line and the Northerly limited access right-of-way Line of S.R. 5-768, as shown on said Right-of-Way Maps; thence South 83 degrees 18'31" East, along said limited access Right-of-Way Line, and a projection thereof, a distance of 723.60 feet; thence North 06 degrees 41'29" East, a distance of
20.00 feet; thence North 83 degrees 18'31" West, a distance of 716.47 feet; thence North 44 degrees 05'21" West, along a line parallel with the said Right-of-Way Line of Interstate 75, a distance of 228.20 feet; thence South 02 degrees 23'06" West, along the West Line of the East 1/2 of the Northeast 1/4 of said Section 27, a distance of 27.58 feet to the Point of Beginning. Said lands situate, lying and being in Charlotte County, Florida, as recorded in O.R. Book 654, Page 1939 and amendment recorded in O.R. Book 680, Page 225, Public Records of Charlotte County, Florida.


STATE OF FLORIDA
COUNTY OF CHARLOTTE

  THIS IS TO CERTIFY THAT THE FOREGOING IS A TRUE AND CORRECT COPY OF THE DOCUMENT ON FILE OR OF PUBLIC RECORD IN THIS OFFICE, WITNESS MY HAND AND OFFICIAL SEAL THIS 8th DAY OF JUNE, 2001.

BARBARA T. SCOTT, CLERK OF CIRCUIT COURT

BY:    /S/                D.C.

TEPI Secured Promissory Note